Exhibit 10.17

April 16, 2014

CONFIDENTIAL

Richard J. Sullivan
Chief Executive Officer
Global Digital Solutions Inc.
777 South Flagler Drive
Suite 800 West
West Palm Beach, FL 33401

Dear Dick:

This addendum (the "Addendum") hereby supplements and amends the Agreement dated October 16, 2013 between Midtown Partners & Co., LLC ("Midtown") and Global Digital Solutions Inc. and/or its affiliated entities (collectively, the "Company"). Except as expressly supplemented and/or amended hereby, all terms and conditions of the Agreement shall remain in full force and effect in accordance with their respective terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

Termination and Survival

5. Termination and Survival. This Agreement shall terminate on October 16, 2014, subject to the extension thereafter as may be agreed in writing by the parties (as may be extended, the "Term"); provided, this Agreement may be terminated prior to expiration of the Term, by either party to this Agreement for any reason at any time upon thirty (30) days prior written notice. Notwithstanding the foregoing, it is understood that the provisions of paragraphs 2 (to the extent fees are payable prior to termination), Paragraph 2(c) (to the extent fees are payable after termination), 3 (to the extent expenses have been incurred prior to termination), 4 (the second, third and fourth sentences only), and sections 6 through 18 of this Agreement shall remain operative and in full force and effect regardless of any termination or expiration of this Agreement.

In the event of termination, the Placement Agent shall be immediately paid in full on all items of compensation and expenses payable to the Placement Agent pursuant hereto, as of the date of termination.

If the foregoing correctly sets forth our understanding, please sign the enclosed copy of this Agreement in the space provided and return it to us.

Very truly yours,
Midtown Parteners & Co., LLC

By:	/s/ John Clarke
John Clarke
Chief Executive Officer

Accepted and agreed to as of the first day written above

COMPANY:

By:	/s/ Richard J. Sullivan
Richard J. Sullivan Chief Executive Officer